SCHEDULE A14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE A14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant    [X]

Filed by a party other than the registrant   [  ]

Check the appropriate box:
[  ]  Preliminary proxy statement
[  ]  Definitive proxy statement
[X]  Definitive additional materials
[  ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e) (2))

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:
         (2)   Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)   Proposed maximum aggregate value of transaction:
         (5)   Total fee paid:

[  ]   Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing party:

         (4)   Date filed:

                   Templeton Vietnam Opportunities Fund, Inc.

   All the shareholders are kindly requested to give their voting instructions for the forthcoming Annual Meeting of Shareholders.


Dear Shareholders:

     Earlier this month we sent you a notice of the Annual Meeting of Shareholders of Templeton Vietnam Opportunities Fund, Inc. to be held on March 31, 1998 and requested you to vote your proxy. This time we are again urging you to register your vote by returning the duly executed proxy form provided you earlier with the aforementioned notice.

     Your vote is essential to enable the Meeting to be held as scheduled.

     If you have already returned your proxy or if it happens that this notice arrived at you after the deadline (March 30, 1998), please ignore this reminder.

     The Fund's proxy statement dated February 19, 1998 described a pending lawsuit. The same lawyers have filed another lawsuit in the United States District Court, Southern District of Florida, Michael J. Wetta (plaintiff) vs. Templeton Asset Management, Ltd., Templeton Worldwide, Inc., Franklin Resources, Inc., Charles B. Johnson, Martin L. Flanagan, Harmon E. Burns, Harris J. Ashton,
S. Joseph Fortunato, Gordon S. Macklin, Edith E. Holiday, Betty P. Krahmer, Fred
R. Millsaps, Andrew H. Hines, Jr., John William Galbraith, Nicholas F. Brady and
J. Mark Mobius (defendants), and Templeton Vietnam Opportunities Fund, Inc. (nominal defendant). Civ. Action No. 98-6170. This action is substantially similar to the suit described in the proxy statement, except that it also names additional directors of the Fund as defendants and is derivative in nature. Management strongly believes that the allegations made in both suits are without merit and intends vigorously to defend against both actions.

     We appreciate your cooperation in this matter.

                                  ------------------------------------------
                                  Templeton Vietnam Opportunities Fund, Inc.